EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees
Mar Mar Realty Trust
Charlotte, North Carolina


     We consent to the use in this Registration Statement on Form S-11 relating to 11,500,000 Class A Common Shares of Beneficial Interest of Mar Mar Realty Trust of our report dated December 18, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP

Charlotte, North Carolina
December 18, 1998